Exhibit 99.1

First National Corporation Announces 46% Increase in Third Quarter Net Income

STRASBURG, Va., October 24, 2018 --- First National Corporation (the “Company” or “First National”) (OTC: FXNC) today reported net income of $2.7 million and earnings per share of $0.54 for the third quarter ended September 30, 2018. This was an $844 thousand, or 46%, increase when compared to net income of $1.8 million and earnings per share of $0.37 for the third quarter of 2017. The increase in net income resulted primarily from a $663 thousand, or 10%, increase in net interest income.

Select highlights for the third quarter of 2018:

•	Return on average equity of 16.89%

•	Return on average assets of 1.41%

•	Net interest income increased $663 thousand, or 10%

•	Net loans increased $25.6 million, or 5%, compared to one year ago

•	Net interest margin of 4.02%

•	Efficiency ratio of 62.68%

“We were delighted with the Company’s third quarter financial performance,” said Scott C. Harvard, president and chief executive officer of First National. Harvard added, “Moderate loan growth for the period and rising interest rates helped drive the increase in net income over the second quarter of 2018 and third quarter of 2017. We continue to remain disciplined in our loan underwriting at this point in the economic cycle while working hard to deepen existing relationships with our best customers. The company’s profitability ratios were excellent and compared favorably to prior periods thanks to a continued focus on efficiency and customer service.”

BALANCE SHEET

Total assets of First National increased $15.0 million to $746.5 million at September 30, 2018, compared to one year ago. The earning asset composition changed favorably as loans, net of the allowance for loan losses, increased $25.6 million, or 5%, while securities and interest-bearing deposits in banks decreased $9.9 million, or 6%, when comparing the periods.

Total deposits increased $10.8 million, or 2%, to $667.1 million, compared to $656.3 million one year ago. The deposit portfolio composition also changed favorably as noninterest-bearing deposits increased $6.9 million, or 4%, savings and interest-bearing deposits increased $10.1 million, and time deposits decreased $6.2 million. Noninterest-bearing deposits increased to 28% of total deposits compared to 27% one year ago.

Shareholders’ equity increased $6.1 million to $63.7 million, compared to $57.5 million one year ago from retained earnings. Tangible common equity increased $6.6 million, or 12%, to $63.1 million, compared to $56.5 million at September 30, 2017. The Company’s wholly-owned banking subsidiary, First Bank, was considered well-capitalized based on regulatory requirements at the end of the quarter.

ANALYSIS OF THE THREE-MONTH PERIOD

Net interest income increased $663 thousand, or 10%, to $7.1 million, compared to $6.4 million for the same period in 2017. The increase resulted from a higher net interest margin and higher average earning assets. Average earning assets increased 3%, and the net interest margin increased 23 basis points to 4.02%, compared to 3.79% for the same period in 2017. The increase in the net interest margin resulted from a 38 basis point increase in the yield on total earning assets, which was partially offset by a 15 basis point increase in interest expense as a percent of average earning assets.

The higher yield on earning assets was attributable to an increase in yields on loans, securities, and interest-bearing deposits in banks, which all benefited from increases in market rates. Yields increased on loans, securities, and interest-bearing deposits in banks by 33 basis points, 26 basis points, and 84 basis points, respectively.

The increase in interest expense as a percent of average earning assets was primarily attributable to higher interest rates paid on interest-bearing deposits, with the largest impact coming from a 49 basis point increase in the cost of money market accounts, when comparing the periods.

Noninterest income increased $161 thousand, or 8%, to $2.2 million, compared to $2.0 million for the same period of 2017. Wealth management revenue increased $64 thousand, or 18%, and service charges on deposits increased $58 thousand, or 8%, compared to the same period one year ago.

Noninterest expense increased $143 thousand, or 2%, to $6.0 million, compared to $5.8 million for the same period one year ago. This was primarily attributable to a $150 thousand, or 5%, increase in salaries and employee benefits and a $40 thousand increase in other operating expenses. The increases in salaries and employee benefits resulted primarily from the expansion of the Company's banking subsidiary, First Bank, into the Richmond, Virginia market during the fourth quarter of 2017. The increases in expenses were partially offset by a $43 thousand decrease in amortization expense.

Income before taxes increased by $681 thousand, or 26%, to $3.3 million, compared to the same period one year ago. Although income before taxes increased, income tax expense decreased by $163 thousand because of the new 21% federal corporate income tax rate established by the Tax Cuts and Jobs Act enacted in December 2017.

ANALYSIS OF THE NINE MONTH PERIOD

Net interest income increased $1.8 million, or 10%, to $20.5 million, compared to $18.7 million for the same period in 2017. The increase resulted from a higher net interest margin and higher average earning assets. Average earning assets increased 5%, and the net interest margin increased 15 basis points to 3.89%, compared to 3.74% for the same period in 2017. The increase in the net interest margin resulted from a 29 basis point increase in the yield on total earning assets, which was partially offset by a 14 basis point increase in interest expense as a percent of average earning assets.

The higher yield on earning assets was attributable to an increase in yields on loans, securities, and interest-bearing deposits in banks, which all benefited from increases in market rates. Yields increased on loans, securities, and interest-bearing deposits in banks by 28 basis points, 20 basis points, and 64 basis points, respectively.

The increase in interest expense as a percent of average earning assets was primarily attributable to higher interest rates paid on interest-bearing deposits, with the largest impact coming from a 51 basis point increase in the cost of money market accounts, when comparing the periods.

Noninterest income increased $942 thousand, or 16%, to $6.9 million, compared to $5.9 million for the same period of 2017. This was primarily a result of a $431 thousand increase in income from bank owned life insurance, a $178 thousand increase in wealth management revenue, and a $192 thousand increase in other operating income. The increase in income from bank owned life insurance was attributable to a $469 thousand life insurance benefit recorded during the first quarter of 2018. The increase in other operating income was primarily attributable to the termination of the pension plan and the subsequent distribution of plan assets, which increased other operating income by $126 thousand.

Noninterest expense increased $417 thousand, or 2%, to $17.7 million, compared to $17.3 million for the same period one year ago. This was primarily attributable to a $396 thousand, or 4%, increase in salaries and employee benefits, an $80 thousand increase in occupancy expense, and a $177 thousand increase in other operating expenses. The increases in salaries and employee benefits and occupancy resulted primarily from the expansion of First Bank into the Richmond market during the fourth quarter of 2017. The increases in expenses were partially offset by a $96 thousand decrease in telecommunications expense and a $121 thousand decrease in amortization expense. Telecommunication expense decreased primarily from a refund received in the first quarter of 2018 from over-billed services in prior periods.

Income before taxes increased by $2.2 million, or 30%, to $9.6 million, compared to the same period one year ago. Although income before taxes increased, income tax expense decreased by $458 thousand because of the new 21% federal corporate income tax rate established by the Tax Cuts and Jobs Act enacted in December 2017.

ASSET QUALITY/LOAN LOSS PROVISION

There was no provision for loan losses for the three months ended September 30, 2018 and 2017. Net charge-offs totaled $238 thousand compared to $143 thousand for the same period one year ago.

The provision for loan losses totaled $100 thousand for the nine months ended September 30, 2018, compared to no provision for loan losses for the same period one year ago. Net charge-offs totaled $625 thousand for the nine months ended September 30, 2018, compared to net charge-offs of $20 thousand for the same period one year ago.

Nonperforming assets totaled $2.7 million, or 0.37% of total assets at September 30, 2018, compared to $2.4 million, or 0.32% of total assets, one year ago. The allowance for loan losses totaled $4.8 million at September 30, 2018 and $5.3 million at September 30, 2017, representing 0.89% and 1.03% of total loans, respectively.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (OTC: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, a loan production office, a customer service center in a retirement community, and 15 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

CONTACTS

Scott C. Harvard                                M. Shane Bell
President and CEO                                Executive Vice President and CFO
(540) 465-9121                                    (540) 465-9121
sharvard@fbvirginia.com                            sbell@fbvirginia.com

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Income Statement
Interest income
Interest and fees on loans	$6,917	$6,546	$6,305	$6,365	$6,138
Interest on deposits in banks	88	186	160	96	92
Interest on securities
Taxable interest	797	776	680	636	637
Tax-exempt interest	156	156	145	147	148
Dividends on restricted securities	23	22	22	21	21
Total interest income	$7,981	$7,686	$7,312	$7,265	$7,036
Interest expense
Interest on deposits	$702	$665	$590	$489	$446
Interest on subordinated debt	91	89	89	91	91
Interest on junior subordinated debt	105	101	86	80	79
Total interest expense	$898	$855	$765	$660	$616
Net interest income	$7,083	$6,831	$6,547	$6,605	$6,420
Provision for loan losses	—	—	100	100	—
Net interest income after provision for loan losses	$7,083	$6,831	$6,447	$6,505	$6,420
Noninterest income
Service charges on deposit accounts	$818	$784	$762	$778	$760
ATM and check card fees	540	555	519	596	516
Wealth management fees	423	409	407	386	359
Fees for other customer services	143	151	153	162	131
Income from bank owned life insurance	107	77	559	408	117
Net gains (losses) on securities	—	—	—	(114)	11
Net gains on sale of loans	39	15	9	51	54
Other operating income	108	76	224	89	69
Total noninterest income	$2,178	$2,067	$2,633	$2,356	$2,017
Noninterest expense
Salaries and employee benefits	$3,371	$3,227	$3,383	$3,338	$3,221
Occupancy	387	387	400	388	379
Equipment	396	420	423	428	400
Marketing	123	161	109	166	138
Supplies	75	88	80	88	81
Legal and professional fees	229	223	191	228	216
ATM and check card expense	217	211	203	209	205
FDIC assessment	78	66	82	76	84
Bank franchise tax	118	118	115	111	111
Telecommunications expense	83	98	36	103	95
Data processing expense	168	170	162	165	153
Postage expense	42	42	61	14	62
Amortization expense	108	120	131	141	151
Other real estate owned expense (income), net	2	1	(23)	(192)	—
Net loss on disposal of premises and equipment	2	—	—	252	—
Other operating expense	551	532	513	506	511
Total noninterest expense	$5,950	$5,864	$5,866	$6,021	$5,807
Income before income taxes	$3,311	$3,034	$3,214	$2,840	$2,630
Income tax expense	635	583	527	1,523	798
Net income	$2,676	$2,451	$2,687	$1,317	$1,832

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Common Share and Per Common Share Data
Net income, basic	$0.54	$0.49	$0.54	$0.27	$0.37
Weighted average shares, basic	4,955,162	4,952,712	4,949,112	4,945,175	4,943,301
Net income, diluted	$0.54	$0.49	$0.54	$0.27	$0.37
Weighted average shares, diluted	4,958,162	4,954,265	4,952,373	4,948,981	4,946,128
Shares outstanding at period end	4,956,925	4,953,356	4,952,575	4,945,702	4,945,056
Tangible book value at period end	$12.72	$12.31	$11.89	$11.57	$11.42
Cash dividends	$0.05	$0.05	$0.05	$0.035	$0.035

Key Performance Ratios
Return on average assets	1.41%	1.29%	1.45%	0.71%	1.00%
Return on average equity	16.89%	16.23%	18.47%	9.01%	12.78%
Net interest margin	4.02%	3.86%	3.79%	3.86%	3.79%
Efficiency ratio (1)	62.68%	64.17%	62.39%	63.48%	66.38%

Average Balances
Average assets	$750,619	$762,626	$751,164	$736,745	$729,651
Average earning assets	703,894	715,163	704,947	689,338	681,800
Average shareholders’ equity	62,882	60,592	58,979	57,973	56,857

Asset Quality
Loan charge-offs	$295	$294	$206	$223	$243
Loan recoveries	57	61	52	148	100
Net charge-offs	238	233	154	75	143
Non-accrual loans	2,738	2,330	682	937	2,121
Other real estate owned, net	—	68	—	326	250
Nonperforming assets	2,738	2,398	682	1,263	2,371
Loans 30 to 89 days past due, accruing	2,707	3,408	2,602	4,223	1,960
Loans over 90 days past due, accruing	261	549	773	183	89
Troubled debt restructurings, accruing	269	273	278	282	287
Special mention loans	2,718	3,988	5,365	5,225	9,677
Substandard loans, accruing	1,216	3,798	9,003	8,863	9,218

Capital Ratios (2)
Total capital	$72,807	$71,026	$69,435	$67,624	$71,318
Tier 1 capital	68,006	65,987	64,163	62,298	66,017
Common equity tier 1 capital	68,006	65,987	64,163	62,298	66,017
Total capital to risk-weighted assets	13.20%	13.47%	13.52%	13.12%	13.91%
Tier 1 capital to risk-weighted assets	12.33%	12.52%	12.50%	12.09%	12.87%
Common equity tier 1 capital to risk-weighted assets	12.33%	12.52%	12.50%	12.09%	12.87%
Leverage ratio	9.07%	8.66%	8.55%	8.46%	9.06%

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Balance Sheet
Cash and due from banks	$11,370	$13,501	$11,185	$11,358	$9,162
Interest-bearing deposits in banks	10,068	27,762	58,092	28,628	24,480
Securities available for sale, at fair value	102,748	106,707	93,699	89,255	93,102
Securities held to maturity, at carrying value	44,239	45,701	46,791	48,208	49,376
Restricted securities, at cost	1,590	1,590	1,590	1,570	1,570
Loans held for sale	516	1,195	68	438	660
Loans, net of allowance for loan losses	535,020	525,894	515,664	516,875	509,406
Other real estate owned, net of valuation allowance	—	68	—	326	250
Premises and equipment, net	19,557	19,633	19,833	19,891	20,510
Accrued interest receivable	2,138	2,073	1,869	1,916	1,886
Bank owned life insurance	13,894	13,787	13,711	13,967	14,232
Core deposit intangibles, net	571	679	799	930	1,071
Other assets	4,743	4,774	4,553	5,748	5,798
Total assets	$746,454	$763,364	$767,854	$739,110	$731,503

Noninterest-bearing demand deposits	$186,293	$196,839	$189,460	$180,912	$179,351
Savings and interest-bearing demand deposits	360,988	367,399	378,330	361,417	350,879
Time deposits	119,823	122,291	125,035	122,651	126,032
Total deposits	$667,104	$686,529	$692,825	$664,980	$656,262
Subordinated debt	4,961	4,956	4,952	4,948	4,943
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	1,459	952	1,105	1,749	3,485
Total liabilities	$682,803	$701,716	$708,161	$680,956	$673,969

Preferred stock	$—	$—	$—	$—	$—
Common stock	6,196	6,192	6,191	6,182	6,181
Surplus	7,438	7,346	7,312	7,260	7,238
Retained earnings	52,741	50,313	48,109	45,670	44,368
Accumulated other comprehensive loss, net	(2,724)	(2,203)	(1,919)	(958)	(253)
Total shareholders’ equity	$63,651	$61,648	$59,693	$58,154	$57,534
Total liabilities and shareholders’ equity	$746,454	$763,364	$767,854	$739,110	$731,503

Loan Data
Mortgage loans on real estate:
Construction and land development	$42,982	$37,350	$33,941	$35,927	$37,182
Secured by farm land	942	975	848	646	657
Secured by 1-4 family residential	211,938	211,101	208,338	208,177	203,896
Other real estate loans	223,961	223,387	221,504	221,610	221,497
Loans to farmers (except those secured by real estate)	937	476	403	822	525
Commercial and industrial loans (except those secured by real estate)	41,924	40,467	38,850	37,941	33,922
Consumer installment loans	12,301	12,315	12,140	12,101	12,047
Deposit overdrafts	249	231	222	232	196
All other loans	4,587	4,631	4,690	4,745	4,785
Total loans	$539,821	$530,933	$520,936	$522,201	$514,707
Allowance for loan losses	(4,801)	(5,039)	(5,272)	(5,326)	(5,301)
Loans, net	$535,020	$525,894	$515,664	$516,875	$509,406

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Quarter Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$6,917	$6,546	$6,305	$6,365	$6,138
Interest income – investments and other	1,064	1,140	1,007	900	898
Interest expense – deposits	(702)	(665)	(590)	(489)	(446)
Interest expense – subordinated debt	(91)	(89)	(89)	(91)	(91)
Interest expense – junior subordinated debt	(105)	(101)	(86)	(80)	(79)
Total net interest income	$7,083	$6,831	$6,547	$6,605	$6,420
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$12	$11	$10	$17	$18
Tax benefit realized on non-taxable interest income – municipal securities	41	41	39	76	76
Total tax benefit realized on non-taxable interest income	$53	$52	$49	$93	$94
Total tax-equivalent net interest income	$7,136	$6,883	$6,596	$6,698	$6,514

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Nine Months Ended
	September 30, 2018	September 30, 2017
Income Statement
Interest income
Interest and fees on loans	$19,768	$17,717
Interest on deposits in banks	434	239
Interest on securities
Taxable interest	2,253	1,933
Tax-exempt interest	457	436
Dividends on restricted securities	67	62
Total interest income	$22,979	$20,387
Interest expense
Interest on deposits	$1,957	$1,234
Interest on subordinated debt	269	269
Interest on junior subordinated debt	292	223
Total interest expense	$2,518	$1,726
Net interest income	$20,461	$18,661
Provision for loan losses	100	—
Net interest income after provision for loan losses	$20,361	$18,661
Noninterest income
Service charges on deposit accounts	$2,364	$2,250
ATM and check card fees	1,614	1,544
Wealth management fees	1,239	1,061
Fees for other customer services	447	408
Income from bank owned life insurance	743	312
Net gains (losses) on securities	—	24
Net gains on sale of loans	63	121
Other operating income	408	216
Total noninterest income	$6,878	$5,936
Noninterest expense
Salaries and employee benefits	$9,981	$9,585
Occupancy	1,174	1,094
Equipment	1,239	1,208
Marketing	393	410
Supplies	243	277
Legal and professional fees	643	658
ATM and check card expense	631	596
FDIC assessment	226	240
Bank franchise tax	351	325
Telecommunications expense	217	313
Data processing expense	500	455
Postage expense	145	197
Amortization expense	359	480
Other real estate owned expense (income), net	(20)	6
Net loss on disposal of premises and equipment	2	—
Other operating expense	1,596	1,419
Total noninterest expense	$17,680	$17,263
Income before income taxes	$9,559	$7,334
Income tax expense	1,745	2,203
Net income	$7,814	$5,131

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Nine Months Ended
	September 30, 2018	September 30, 2017
Common Share and Per Common Share Data
Net income, basic	$1.58	$1.04
Weighted average shares, basic	4,952,351	4,939,905
Net income, diluted	$1.58	$1.04
Weighted average shares, diluted	4,954,955	4,942,189
Shares outstanding at period end	4,956,925	4,945,056
Tangible book value at period end	$12.72	$11.42
Cash dividends	$0.15	$0.105

Key Performance Ratios
Return on average assets	1.38%	0.95%
Return on average equity	17.17%	12.47%
Net interest margin	3.89%	3.74%
Efficiency ratio (1)	63.07%	67.51%

Average Balances
Average assets	$754,856	$725,106
Average earning assets	707,998	677,092
Average shareholders’ equity	60,848	55,029

Asset Quality
Loan charge-offs	$795	$510
Loan recoveries	170	490
Net charge-offs (recoveries)	625	20

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$19,768	$17,717
Interest income – investments and other	3,211	2,670
Interest expense – deposits	(1,957)	(1,234)
Interest expense – subordinated debt	(269)	(269)
Interest expense – junior subordinated debt	(292)	(223)
Total net interest income	$20,461	$18,661
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$33	$55
Tax benefit realized on non-taxable interest income – municipal securities	121	224
Total tax benefit realized on non-taxable interest income	$154	$279
Total tax-equivalent net interest income	$20,615	$18,940

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities. Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21% for 2018 and 34% for 2017. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income. The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such. Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for First Bank.